UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 21, 2013

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 21, 2013, UIL Holdings Corporation (the Registrant or UIL Holdings) issued a press release that announces its financial results for the three and twelve months ended December 31, 2012 and provides 2013 earnings guidance.  A copy of the Registrant's press release is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

UIL Holdings will conduct a webcast conference call with financial analysts on Friday, February 22, 2013, beginning at 10:00 a.m. eastern time.  UIL Holdings' executive management will present an overview of the financial results followed by a question and answer session.  Interested parties, including analysts, investors and the media, may listen live via the internet by logging onto the Investors section of UIL Holdings' website at http://www.uil.com.  Institutional investors can access the call via Thomson Street Events (www.streetevents.com), a password-protected event management site.  A copy of the Registrant's presentation is attached hereto as Exhibit 99.2.

The information in this Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Measures

UIL Holdings believes that a breakdown, presented on a net income and per share basis is useful in understanding the change in the consolidated results of operations for UIL Holdings from one reporting period to another. UIL Holdings presents such per share amounts by taking the pretax amounts determined in accordance with generally accepted accounting principles (GAAP), and applying UIL Holdings' combined effective statutory federal and state tax rate and then dividing the results by the average number of shares of UIL Holdings common stock outstanding for the periods presented. Any such amounts provided are provided for informational purposes only and are not intended to be used to calculate "Pro-forma" amounts.

UIL Holdings also believes earnings per share (EPS) information as presented in its earnings guidance is useful in understanding the earnings expectations for the business, as a whole.  The amounts presented in the earnings guidance show the EPS for each of UIL Holdings’ lines of business.  EPS is calculated by dividing the projected 2013 net income for each line of business by the projected average number of shares of UIL Holdings common stock outstanding for 2013.   Total consolidated EPS is a GAAP-basis presentation.

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on UIL Holdings’ expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity, gas and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of UIL Holdings’ subsidiaries, The United Illuminating Company, The Southern Connecticut Gas Company, Connecticut Natural Gas Corporation and The Berkshire Gas Company.  The foregoing and other factors are discussed and should be reviewed in UIL Holdings’ most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and UIL Holdings undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits – The following exhibits are furnished as part of this report:

99.1	Press release, dated February 21, 2013.
99.2	4Q & FY 2012 Earnings Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 2/21/2013	By	/s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press release, dated February 21, 2013.
99.2	4Q & FY 2012 Earnings Presentation.